Exhibit (h)(17)

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

This Amended and Restated Expense Limitation Agreement (the “Agreement”), is effective as of                     , 2013 by and between BMO Asset Management Corp., a Delaware corporation (the “Adviser”) and BMO Funds, Inc., a Wisconsin corporation (the “Corporation”), on behalf of each portfolio reflected in Schedule A hereto, as may be amended from time to time (each a “Fund” and collectively the “Funds”).

WHEREAS, the Corporation, on behalf of each Fund, and the Adviser have entered into an investment advisory agreement (the “Advisory Agreement”), pursuant to which the Adviser provides investment management services to each Fund for compensation based on the value of the average daily net assets of that Fund;

WHEREAS, each Fund may have one or more classes of shares (each, a “Class” and collective, the “Classes”); and

WHEREAS, the Corporation and the Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Class of such Fund at a level below that to which such Class may otherwise be subject;

NOW THEREFORE, the parties hereto agree as follows:

1.	EXPENSE LIMITATION.

1.1    Applicable Expense Limit. To the extent that the ordinary operating expenses incurred by a Class of a Fund in any fiscal year, excluding interest, taxes, brokerage commissions, other investment-related costs and extraordinary expenses, such as litigation and other expenses not incurred in the ordinary course of a Fund’s business, and Acquired Fund Fees and Expenses (“Operating Expenses”), exceed the percentage of the average daily net assets of a Class of a Fund, as set forth in Schedule A (the “Expense Limit”), such excess amount (the “Excess Amount”) shall be the liability of the Adviser to the extent set forth in this Agreement. The Corporation may offset amounts owed to a Fund pursuant to this Agreement against the advisory fee payable to the Adviser subject to Rule 18f-3 under the Investment Company Act of 1940 (the “1940 Act”). Furthermore, to the extent that the Excess Amount exceeds such waived or reduced advisory fees, the Adviser shall reimburse such Class’s Operating Expenses.

1.2    Duration of Expense Limit. The Expense Limit with respect to each Class of a Fund shall remain in effect through the Date of Expiration of Expense Limit as set forth in Schedule A, as amended from time to time, unless this Agreement is terminated pursuant to Section 2 below.

2.	TERM.

This Agreement shall become effective with respect to a Fund at the time the Fund commences operations pursuant to an effective amendment to the Corporation’s Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, and shall continue until terminated by either of the parties hereto in accordance with Paragraph 3 of this Agreement.

3.	TERMINATION OF AGREEMENT.

This Agreement shall terminate with respect to any Fund upon the earlier of termination of the Advisory Agreement or the date set forth in Schedule A. This Agreement may not be terminated prior to the date set forth in Schedule A without the consent of the Board of Directors of the Corporation, unless terminated due to termination of the Advisory Agreement. The obligation of the Adviser under Section 1 of this Agreement shall survive the termination of the Agreement solely as to expenses and obligations incurred prior to the date of such termination.

4.	MISCELLANEOUS.

4.1    Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2    Interpretation. Nothing herein contained shall be deemed to require the Corporation or a Fund to take any action contrary to the Corporation’s Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Corporation’s Board of Directors of its responsibility for and control of the conduct of the affairs of the Corporation or the Funds.

4.3    Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

4.4    Amendments. This Agreement may be amended only by a written agreement signed by each of the parties hereto. Schedule A to this Agreement may be amended from time to time by mutual agreement of the parties, subject to the approval of the Board of Directors of the Corporation.

2

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

BMO FUNDS, INC.

By:
Name:	John M. Blaser
Title:	President

BMO ASSET MANAGEMENT CORP.

By:
Name:
Title:

3

SCHEDULE A

(as of September 27, 2013)

Fund	Expense Limit (%)	Date of Expiration of Expense Limit
BMO Aggregate Bond Fund
Investor Class (Class Y)	0.80%	12/31/2014
Institutional Class (Class I)	0.55%	12/31/2014
BMO TCH Core Plus Bond Fund
Investor Class (Class Y)	0.59%	12/31/2014
Institutional Class (Class I)	0.55%	12/31/2014
BMO TCH Corporate Income Fund
Investor Class (Class Y)	0.59%	12/31/2014
Institutional Class (Class I)	0.55%	12/31/2014
BMO Lloyd George Emerging Markets Equity Fund
Investor Class (Class Y)	1.40%	12/31/2014
Institutional Class (Class I)	1.15%	12/31/2014
BMO Government Income Fund
Investor Class (Class Y)	0.80%	12/31/2014
Institutional Class (Class I)	0.55%	12/31/2014
BMO Government Money Market Fund
Investor Class (Class Y)	0.45%	12/31/2014
Institutional Class (Class I)	0.20%	12/31/2014
BMO Intermediate Tax-Free Fund
Investor Class (Class Y)	0.55%	12/31/2014
Institutional Class (Class I)	0.50%	12/31/2014
BMO Large-Cap Value Fund
Investor Class (Class Y)	1.24%
Institutional Class (Class I)	0.99%	12/31/2014
BMO Large-Cap Growth Fund
Investor Class (Class Y)	1.24%	12/31/2014
Institutional Class (Class I)	0.99%	12/31/2014
BMO Mid-Cap Value Fund
Investor Class (Class Y)	1.24%	12/31/2014
Institutional Class (Class I)	0.99%	12/31/2014
BMO Mid-Cap Growth Fund
Investor Class (Class Y)	1.24%	12/31/2014
Institutional Class (Class I)	0.99%	12/31/2014
BMO Prime Money Market Fund
Investor Class (Class Y)	0.45%	12/31/2014
Institutional (Class I)	0.20%	12/31/2014
BMO Short-Intermediate Bond Fund
Investor Class (Class Y)	0.80%	12/31/2014
Institutional (Class I)	0.55%	12/31/2014

Fund	Expense Limit (%)	Date of Expiration of Expense Limit
BMO Short-Term Income Fund
Investor Class (Class Y)	0.60%	12/31/2014
Institutional Class (Class I)	0.35%	12/31/2014
BMO Small-Cap Value Fund
Investor Class (Class y)	1.24%	12/31/2014
Institutional Class (Class!)	0.99%	12/31/2014
BMO Small-Cap Growth Fund
Investor Class (Class Y)	1.44%	12/31/2014
Institutional Class (Class I)	1.19%	12/31/2014
BMO Tax-Free Money Market Fund	0.45%	12/31/2014
Investor Class (Class Y)
Institutional Class (Class I)	0.20%	12/31/2014
BMO Ultra Short Tax-Free Fund
Investor Class (Class Y)	0.55%	12/31/2014
Institutional Class (Class I)	0.30%	12/31/2014
BMO Dividend Income Fund
Investor Class (Class Y)	0.90%	12/31/2014
Institutional Class (Class I)	0.65%	12/31/2014
BMO Pyrford International Stock Fund
Investor Class (Class Y)	1.24%	12/31/2014
Institutional Class (Class I)	0.99%	12/31/2014
BMO Pyrford Global Strategic Return Fund
Investor Class (Class Y)	1.24%	12/31/2014
Institutional Class (Class I)	0.99%	12/31/2014
BMO Monegy High Yield Bond Fund
Investor Class (Class Y)	0.90%	12/31/2014
Institutional Class (Class I)	0.65%	12/31/2014
BMO Low Volatility Equity Fund
Investor Class (Class Y)	0.90%	12/31/2014
Institutional Class (Class I)	0.65%	12/31/2014
BMO Short Tax-Free Fund
Investor Class (Class Y)	0.55%	12/31/2014
Institutional Class (Class I)	0.40%	12/31/2614
BMO TCH Emerging Markets Bond Fund
Investor Class (Class Y)	1.00%	12/31/2014
Institutional Class (Class I)	0.85%	12/31/2014
BMO Target Retirement 2010 Fund
Investor Class (Class Y)	0.88%	12/31/2014
Institutional Class (Class I)	0.63%	12/31/2014
R-3 Class	1.13%	12/31/2014
R-6 Class	0.48%	12/31/2014

Fund	Expense Limit (%)	Date of Expiration of Expense Limit
BMO Target Retirement 2020 Fund
Investor Class (Class Y)	0.94%	12/31/2014
Institutional Class (Class I)	0.69%	12/31/2014
R-3 Class	1.19%	12/31/2014
R-6 Class	0.54%	12/31/2014
BMO Target Retirement 2030 Fund
Investor Class (Class Y)	1.01%	12/31/2014
Institutional Class (Class I)	0.76%	12/31/2014
R-3 Class	1.26%	12/31/2014
R-6 Class	0.61%	12/31/2014
BMO Target Retirement 2040 Fund
Investor Class (Class Y)	1.01%	12/31/2014
Institutional Class (Class I)	0.76%	12/31/2014
R-3 Class	1.26%	12/31/2014
R-6 Class	0.61%	12/31/2014
BMO Target Retirement 2050 Fund
Investor Class (Class Y)	1.01%	12/31/2014
Institutional Class (Class I)	0.76%	12/31/2014
R-3 Class	1.26%	12/31/2014
R-6 Class	0.61%	12/31/2014
BMO Diversified Income Fund
Investor Class (Class Y)	0.88%	12/31/2014
Institutional Class (Class I)	0.63%	12/31/2014
R-3 Class	1.13%	12/31/2014
R-6 Class	0.48%	12/31/2014
BMO Moderate Balanced Fund
Investor Class (Class Y)	0.88%	12/31/2014
Institutional Class (Class I)	0.63%	12/31/2014
R-3 Class	1.13%	12/31/2014
R-6 Class	0.48%	12/31/2014
BMO Growth Balanced Fund
Investor Class (Class Y)	0.94%	12/31/2014
Institutional Class (Class I)	0.69%	12/31/2014
R-3 Class	1.19%	12/31/2014
R-6 Class	0.54%	12/31/2014
BMO Aggressive Allocation Fund
Investor Class (Class Y)	0.94%	12/31/2014
Institutional Class (Class I)	0.69%	12/31/2014
R-3 Class	1.19%	12/31/2014
R-6 Class	0.54%	12/31/2014

Fund	Expense Limit (%)	Date of Expiration of Expense Limit
BMO Diversified Stock Fund
Investor Class (Class Y)	1.01%	12/31/2014
Institutional Class (Class I)	0.76%	12/31/2014
R-3 Class	1.26%	12/31/2014
R-6 Class	0.61%	12/31/2014
BMO Aggressive Stock Fund
Investor Class (Class Y)	1.01%	12/31/2014
Institutional Class (Class I)	0.76%	12/31/2014
R-3 Class	1.26%	12/31/2014
R-6 Class	0.61%	12/31/2014
BMO Micro Cap Fund
Investor Class (Class Y)	1.35%	12/31/2014
Institutional Class (Class I)	1.10%	12/31/2014
BMO Global Low Violality Equity Fund
Investor Class (Class Y)	1.10%	12/31/2014
Institutional Class (Class I)	0.85%	12/31/2014

A-4